Treasurer and Principal Financial Officer

EXHIBIT 99.906CERT

CERTIFICATIONS BY PRESIDENT AND TREASURER OF

PARNASSUS FUNDS AND PARNASSUS FUNDS II

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Parnassus Funds and Parnassus Funds II (the “Registrant”), hereby certify, to the best of their knowledge, that the Registrant’s Report on Form N-CSR for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 13, 2026	/s/ Benjamin E. Allen
Benjamin E. Allen
President and Principal Executive Officer

Date: August 13, 2026	/s/ Marc C. Mahon
Marc C. Mahon
Treasurer and Principal Financial Officer